UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2006

POPE & TALBOT, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7852	94-0777139
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 S.W. First Avenue, Suite 200 Portland, Oregon	97201
(Address of principal executive offices)	(Zip Code)

(503) 228-9161

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 8, 2006, the Board of Directors elected J. Keith Matheney and Harold N. Stanton as directors to fill vacancies on the Company’s Board of Directors. Mr. Matheney’s term will expire at the Company’s annual meeting of shareholders in 2007, and Mr. Stanton’s term will expire at the annual meeting in 2008.

Mr. Matheney has been named to the Audit and Corporate Governance Committees. Mr. Stanton has been named to the Compensation Committee.

Pursuant to the Company’s Non-Employee Director Compensation Policy, upon their election each new director was entitled to receive half of the Annual Cash Retainer and half of the Annual Stock Retainer. Therefore, each new director received $12,500 in cash and 2,417 shares of Company common stock, determined by dividing $12,500 by the closing per share price of the Company’s common stock on December 8, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on December 12, 2006.

POPE & TALBOT, INC. Registrant

By	/s/ R. Neil Stuart
Name: R. Neil Stuart
Title: Vice President and Chief Financial Officer